UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 21, 2020 (February 20, 2020)

E*TRADE Financial Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11921

Delaware	94-2844166
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

671 N. Glebe Road, Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(646) 521-4340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	ETFC	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On February 20, 2020, E*TRADE Financial Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Morgan Stanley, a Delaware corporation (“Morgan Stanley”), and Moon-Eagle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Morgan Stanley (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Morgan Stanley. The parties also intend, and Morgan Stanley has agreed to take such actions as are necessary to cause, immediately following the effective time of the Merger, the surviving corporation in the Merger to merge with and into a newly established Delaware limited liability company which is a direct, wholly owned subsidiary of Morgan Stanley (“Second Merger Sub”) with Second Merger Sub surviving as a direct, wholly owned subsidiary of Morgan Stanley (the “Second Merger”, together with the Merger, the “Mergers”). For U.S. federal income tax purposes, each of the parties to the Merger Agreement intends that the Mergers, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. Entry into the Merger Agreement was unanimously approved by the Board of Directors of each of Morgan Stanley and the Company.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately before the Effective Time (other than treasury shares held by the Company and certain shares held by Morgan Stanley) will be converted into the right to receive 1.0432 shares of common stock, par value $0.01 per share, of Morgan Stanley (“Morgan Stanley Common Stock” and such consideration, the “Common Merger Consideration”). At the Effective Time, each share of Series A Preferred Stock, par value $0.01 per share of the Company, outstanding immediately before the Effective Time will be converted into the right to receive one share of a newly created series of preferred stock of Morgan Stanley with such rights, preferences, privileges and voting powers, and limitations and restrictions, that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Company’s Series A Preferred Stock, taken as a whole. Additionally, at the Effective Time, each share of Series B Preferred Stock, par value $0.01 per share of the Company, outstanding immediately before the Effective Time will be converted into the right to receive one share of a separate, newly created series of preferred stock of Morgan Stanley with such rights, preferences, privileges and voting powers, and limitations and restrictions, that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Company’s Series B Preferred Stock, taken as a whole.

Treatment of Company Equity Awards

At the Effective Time, each outstanding time-based restricted stock unit award, performance-based restricted stock unit award, director deferred restricted stock unit award and director restricted stock award, whether vested or unvested, will vest (if unvested), and be converted into the right to receive the Common Merger Consideration as if such awards had been settled in shares of Company Common Stock immediately prior to the Effective Time.

With respect to any performance periods that are completed on or before the Effective Time, performance-based restricted stock unit awards will vest at the greater of the target or actual level of performance, as determined by the Company’s Board of Directors or a committee thereof prior to the Effective Time. With respect to any performance periods that are not completed on or before the Effective Time, performance-based restricted stock unit awards will vest at the target level of performance.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to customary conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock, (ii) the absence of any applicable law, regulation, injunction, judgment, order or decree prohibiting or making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement (or in the case of Morgan Stanley’s obligation to close, imposing a Burdensome Condition (as defined below)), (iii) the absence of pending litigation or similar legal action by any governmental authority (in any jurisdiction in which Morgan Stanley, the Company or any of their respective subsidiaries conducts material operations) seeking to prohibit the Merger (or in the case of Morgan Stanley’s obligation to close, imposing a Burdensome Condition); (iv) the early termination or expiration of any applicable waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of specified governmental consents and approvals (in the case of Morgan Stanley’s obligations to close, without the imposition of a Burdensome Condition); (v) compliance by Morgan Stanley and the Company in all material respects with their respective obligations under the Merger Agreement and (vi) subject in most cases to exceptions that do not rise to the level of a “Parent Material Adverse Effect” or a “Company Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by the Company and Morgan Stanley, respectively. The obligation of the Company and Morgan Stanley to consummate the Merger is also subject to there not having occurred an event that has had or would reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” or “Company Material Adverse Effect”, respectively.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both the Company and Morgan Stanley with respect to each party and its businesses. The Merger Agreement also contains customary covenants, including covenants by the Company to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Under the Merger Agreement, each of the Company and Morgan Stanley has agreed to use its reasonable best efforts to take all actions and to do all things reasonably necessary, proper or advisable to consummate the Merger, including in connection with obtaining all consents required to be obtained from any governmental authority that are necessary, proper or advisable to consummate the Merger. Morgan Stanley has also agreed to use reasonable best efforts to resolve, avoid or eliminate impediments or objections, if any, that may be asserted by any governmental authority with respect to the Merger, so as to enable the Merger to occur prior to the End Date (as defined below), but in no event is Morgan Stanley required to (and without Morgan Stanley’s prior written consent, the Company may not) divest assets or businesses, enter into consent decrees or take certain other actions, except with respect to the wealth management businesses of Morgan Stanley, the Company and their respective subsidiaries and only if such action (i) does not relate to any share plan administration or corporate services business (including Morgan Stanley’s “Shareworks by Morgan Stanley” business) and (ii) would not otherwise reasonably be expected to materially and adversely affect the combined wealth management businesses of Morgan Stanley and its subsidiaries (including the surviving corporation in the Merger), taken as a whole (after giving effect to the Merger) (any of the actions described in this sentence, a “Burdensome Condition”).

The Merger Agreement provides that Morgan Stanley will take all necessary action permitted by applicable law and the rules of any applicable stock exchange to cause one of the Company’s directors selected by the Company and reasonably acceptable to Morgan Stanley to be appointed to the Board of Directors of Morgan Stanley as of the Effective Time.

Stockholder Meetings; Non-Solicitation; Intervening Events

The Merger Agreement requires the Company to convene a stockholder meeting for purposes of obtaining the necessary Company stockholder approval. In addition, subject to certain exceptions, the Company has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that its Board of Directors will recommend that the Company’s stockholders approve and adopt the Merger Agreement, as applicable.

Prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board of Directors of the Company may, in connection with (i) the receipt of a “Company Superior Proposal” (as defined in the Merger Agreement), respectively, or (ii) a “Company Intervening Event” (as defined in the Merger Agreement), respectively, change its recommendation to the Company’s stockholders to approve and adopt the Merger Agreement, subject to complying with notice requirements and other specified conditions (including giving Morgan Stanley the opportunity to propose changes to the Merger Agreement in response to such Company Superior Proposal or Company Intervening Event, as applicable), if the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

Termination; Termination Fees

The Merger Agreement may be terminated by the Company and Morgan Stanley by mutual agreement. Furthermore, either party may terminate the Merger Agreement if (i) the Merger has not been consummated on or before March 31, 2021, which date will be extended to June 30, 2021 under certain circumstances if required regulatory approvals have not been obtained by March 31, 2021 (such March 31, 2021 date as it may be extended, the “End Date”), (ii) an applicable law, regulation, injunction, judgment, order or decree permanently prohibits the Merger and, in the case of an injunction, judgment, order or decree, has become final and non-appealable or (iii) the required vote of the Company’s stockholders is not obtained at the Company’s stockholder meeting convened for such purpose.

Morgan Stanley may terminate the Merger Agreement if (i) the Board of Directors of the Company changes its recommendation to the Company’s stockholders to approve and adopt the Merger Agreement prior to the Company’s stockholder meeting convened for such purpose, (ii) a required regulatory approval has been denied and such denial has become final and non-appealable, (iii) the Company is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured prior to the End Date or has not been cured within 45 days’ notice by Morgan Stanley of such breach or (iv) the Company has willfully breached its obligations to hold the Company stockholder meeting for the Company’s stockholders to approve and adopt the Merger Agreement or to refrain from soliciting alternate transaction proposals.

The Company may terminate the Merger Agreement if (i) a required regulatory approval has been denied and such denial has become final and non-appealable, (ii) prior to the receipt of the required vote of the Company’s stockholders approving and adopting the Merger Agreement, the Company desires to enter into an alternative agreement with respect to a Company Superior Proposal in accordance with the Merger Agreement or (iii) Morgan Stanley or Merger Sub is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured prior to the End Date or has not been cured within 45 days’ notice by the Company of such breach.

The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Morgan Stanley as a result of a change of recommendation by the Company’s Board of Directors that the Company’s stockholders approve and adopt the Merger Agreement, or termination by the Company in order to enter into an alternative agreement with respect to a Company Superior Proposal, Morgan Stanley will receive a termination fee from the Company equal to $375 million in cash, on the terms and conditions further set forth in the Merger Agreement. In addition, under specified circumstances, upon the termination of the Merger Agreement solely relating to the failure to obtain necessary clearances for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or approval under any other applicable antitrust law, the Company will receive a termination fee from Parent equal to $525 million in cash, on the terms and conditions further set forth in the Merger Agreement.

Important Statement Regarding the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Company stockholders, Morgan Stanley stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company or Morgan Stanley. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders, Morgan Stanley stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders, Morgan Stanley stockholders or other security holders. Company stockholders, Morgan Stanley stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the merger consideration provided for in the Merger Agreement and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Morgan Stanley or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Morgan Stanley’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Morgan Stanley, the Company, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of the Company and a prospectus of Morgan Stanley, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of Morgan Stanley and the Company make with the SEC.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction between Morgan Stanley and the Company, Morgan Stanley and the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Morgan Stanley registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of Morgan Stanley, and a definitive proxy statement/prospectus will be mailed to stockholders of Morgan Stanley and the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF MORGAN STANLEY AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available) as well as other filings containing information about Morgan Stanley or the Company, without charge, at the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Morgan Stanley or the Company at the following:

E*TRADE Financial Corporation	Morgan Stanley
671 North Glebe Road, Ballston Tower	1585 Broadway
Arlington, VA 22203	New York, New York 10036
Attention: Investor Relations	Attention: Investor Relations
1-646-521-4406	1-212-762-8131
IR@etrade.com	investorrelations@morganstanley.com

Morgan Stanley, the Company, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and executive officers of Morgan Stanley, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Morgan Stanley’s Form 10-K for the year ended December 31, 2018, its proxy statement filed on April 5, 2019 and its Current Reports on Form 8-K filed on November 25, 2019, August 5, 2019 and May 3, 2019 which are filed with the SEC. Information regarding the directors and executive officers of the Company, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in the Company’s Form 10-K for the year ended December 31, 2019, its proxy statement filed on March 26, 2019 and its Current Reports on Form 8-K filed on October 31, 2019, August 1, 2019 and May 2, 2019, which are filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This filing contains forward-looking statements relating to the business combination transaction involving Morgan Stanley and the Company, including stockholder and client benefits; scale; growth; EOCA; competitive position; anticipated synergies; accretion; and timing of closing and integration, that reflect management’s expectations as of the date hereof. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important transaction-related factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; and disruptions to the parties’ businesses as a result of the announcement and pendency of the mergers. Other important factors include general market conditions, including the level of interest rates, equity valuations and trading activity; the parties’ ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the parties’ ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance their infrastructure, in a timely and successful manner; client use of the parties’ advisory solutions and other products and services; client sensitivity to rates; the level of client assets, including cash balances; capital and liquidity needs and management; regulatory guidance; litigation or regulatory matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in Morgan Stanley’s and the Company’s most recent reports on Form 10-K. Morgan Stanley and the Company disclaim any obligation and do not intend to update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2020, by and among Morgan Stanley, Moon-Eagle Merger Sub, Inc., and E*TRADE Financial Corporation.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

/s/ Lori S. Sher
Date: February 21, 2020	Lori S. Sher
Corporate Secretary